Franklin Auto Trust 1998-1
Monthly Servicing Report


Collection Period:                                        January 1999
Distribution Date:                                   February 15, 1999
Number of Days in Distribution Period:                              30


Section I.  Original Deal Parameters

A.   Original Portfolio                                                 Principle Weighted Average
                          Number of        Principal      Coupon     Original Term    Remaining Term     Seasoning
                          Contracts         Balance        (WAC)         (Months)        (Months)         (Months)
                        -------------------------------------------------------------------------------------------
i.   Prime                 7,160        78,430,885.03      9.68%          62.45          45.10              17.36
ii.  Non-Prime             5,194        45,967,290.63     13.83%          63.18          39.53              23.65
iii. Sub-Prime               924         6,996,314.98     18.77%          58.47          39.66              18.81
iv.  Total Portfolio      13,278       131,394,490.64     11.62%          62.49          42.86              19.63

B.   Bonds Issued


                          Original
                          Principal                     Legal Final
                          Balance            Coupon       Maturity      CUSIP
                        --------------------------------------------------------
ii.  Class A-1 Notes      109,000,000.00       5.50%      1/15/02     35242RAA2
ii.  Class A-2 Notes       22,394,000.00       5.65%      1/15/06     35242RAB0

C.   Spread Account

i.   Initial Cash Deposit                      1,313,945.00
ii.  Spread Account Floor Amount               2,627,890.00
iii. Specified Spread Account Amount           6% of Outstanding Pool Balance
iv.  Maximum Spread Account Amount             12% of Outstanding Pool Balance
v.   Initial Payment Provider Commitment       6,569,725.00



Section II.  Deal Status as of Previous
Distribution Date

A.   Portfolio                                                          Principle Weighted Average
                          Number of        Principal      Coupon     Original Term    Remaining Term     Seasoning
                          Contracts         Balance        (WAC)         (Months)        (Months)         (Months)
                        -------------------------------------------------------------------------------------------
i.   Prime Loans           6,661        66,913,738.97      9.70%          62.66          42.38              20.29
ii.  Non-Prime Loans       4,809        38,597,934.71     13.97%          63.26          37.35              25.91
iii. Sub-Prime Loans         863         5,911,338.56     18.88%          58.64          37.58              21.07
iv.  Total Loans          12,333       111,423,012.24     11.66%          62.66          40.38              22.28

B.   Bonds Outstanding

                                                 Principal       Unpaid Interest
                                                  Balance       Shortfall Amount
                                               ---------------------------------

i.   Class A-1 Notes                            89,029,012.24             0.00
ii.  Class A-2 Notes                            22,394,000.00             0.00

C.   Spread Account

i.   Spread Account Cash Balance                 2,627,890.00
ii.  Payment Provider Commitment                 4,057,490.73

D.   Shortfall Amounts
i.   Base Servicing Fee Shortfall                        0.00
ii.  Surety Fee Shortfall                                0.00
iii. Unreimbursed Surety Draws                           0.00
iv.  Unreimbursed Insurer Optional Deposit               0.00
v.   Excess Servicing Fee Shortfall                      0.00




Section II.  Deal Status as of Previous
Distribution Date

E.   Delinquencies in Period
                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Principal Balance
i.   Prime                    266,244.00      24,390.61        46,870.59     17,586.65       49,382.17       58,203.16
ii.  Non-Prime                680,500.70     150,244.50       138,416.63          0.00       91,508.33      203,802.50
iii. Sub-Prime                 99,816.71      34,393.76        44,132.03          0.00       68,162.44       19,982.45
iv.  Total Portfolio        1,046,561.41     209,028.87       229,419.25     17,586.65      209,052.94      281,988.11




                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Number of Contracts
i.   Prime                       29                3               3              2               3             4
ii.  Non-Prime                  101               21              11              0               9            19
iii. Sub-Prime                   19                5               5              0               8             2
iv.  Total Portfolio            149               29              19              2              20            25



                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Principal Balance as a
 % of Previous Balance
i.   Prime                     0.40%            0.04%             0.07%          0.03%          0.07%         0.09%
ii.  Non-Prime                 1.76%            0.39%             0.36%          0.00%          0.24%         0.53%
iii. Sub-Prime                 1.69%            0.58%             0.75%          0.00%          1.15%         0.34%
iv.  Total Portfolio           0.94%            0.19%             0.21%          0.02%          0.19%         0.25%



                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Number of Contracts as a
 % of Previous Balance
i.   Prime                     0.44%            0.05%             0.05%          0.03%          0.05%         0.06%
ii.  Non-Prime                 2.10%            0.44%             0.23%          0.00%          0.19%         0.40%
iii. Sub-Prime                 2.20%            0.58%             0.58%          0.00%          0.93%         0.23%
iv.  Total Portfolio           1.21%            0.24%             0.15%          0.02%          0.16%         0.20%



Section III.  Collection Period Activity and
Current Status

A.   Portfolio                                                          Principle Weighted Average
                          Number of        Principal      Coupon     Original Term    Remaining Term     Seasoning
                          Contracts         Balance        (WAC)         (Months)        (Months)         (Months)
                        -------------------------------------------------------------------------------------------
i.   Prime                6,520         64,113,807.91      9.70%          62.72          41.75              20.98
ii.  Non-Prime            4,705         36,925,567.46     14.02%          63.28          36.88              26.41
iii. Sub-Prime              849          5,653,923.34     18.91%          58.68          37.02              21.66
iv.  Total Portfolio      2,074        106,693,298.71     11.68%          62.70          39.81              22.89



B.   Delinquencies in Period
                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Principal Balance
i.   Prime                    271,354.68      72,371.70        19,596.33      40,289.67      78,380.81       24,167.57
ii.  Non-Prime                815,939.23     123,192.01        96,225.58      45,138.48     124,288.54      108,307.59
iii. Sub-Prime                128,723.98      30,268.10        20,979.93      54,982.04      77,843.38       23,620.41
iv.  Total Portfolio        1,216,017.89     225,831.81       136,801.84     140,410.19     280,512.73      156,095.57



                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Number of Contracts
i.   Prime                       36                8               2              3               6             2
ii.  Non-Prime                  121               19              11              4              15            11
iii. Sub-Prime                   23                6               3              6              11             3
iv.  Total Portfolio            180               33              16             13              32            16


                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Principal Balance as a
 % of Previous Balance
i.   Prime                     0.42%            0.11%             0.03%          0.06%          0.12%         0.04%
ii.  Non-Prime                 2.21%            0.33%             0.26%          0.12%          0.34%         0.29%
iii. Sub-Prime                 2.28%            0.54%             0.37%          0.97%          1.38%         0.42%
iv.  Total Portfolio           1.14%            0.21%             0.13%          0.13%          0.26%         0.15%




                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Number of Contracts as a
 % of Previous Balance
i.   Prime                     0.55%            0.12%             0.03%          0.05%          0.09%         0.03%
ii.  Non-Prime                 2.57%            0.40%             0.23%          0.09%          0.32%         0.23%
iii. Sub-Prime                 2.71%            0.71%             0.35%          0.71%          1.30%         0.35%
iv.  Total Portfolio           1.49%            0.27%             0.13%          0.11%          0.27%         0.13%





Section III.  Collection Period Activity and
Current Status

C.   Collections

i.   Simple Interest Contracts
     a.  Interest Collections                           719,666.66
     b.  Principal Collections                        2,517,634.47
ii.  Rule of 78's Contracts
     a.  Interest Collections                           426,418.07
     b.  Principal Collections                        2,055,983.50
iii. Net Liquidation Proceeds                            58,366.91
iv.  Post Disposition Recoveries                          1,377.26
v.   Rebates of Capitalized Insurance Premiums                0.00
vi.  Repurchase Amounts
     a.  Interest                                             6.45
     b.  Principal                                          383.67


D.   Payaheads

i    Beginning Payahead Account Balance                 366,925.93
ii.  Deposit to Payahead Account
     a.  Principal & Interest Collections                66,070.87

iii. Withdrawal from Payahead Account
     a.  Principal & Interest Collections               115,672.30

iv.  Net Change in Payahead Account
     a.  Principal & Interest Collections               -49,601.43

v.   Ending Payahead Account Balance                    317,324.50

E.   Total Available

i.   Total Interest Collections                       1,146,084.73
ii.  Total Principal Collections                      4,631,984.88
iii. Collected Funds                                  5,778,069.61

F.   Month End Pool Balance

i.   Beginning Pool Balance                         111,423,012.24
ii.  Principal Collections                            4,631,984.88
iii. Realized and Cram-Down Losses                       97,728.65
iv.  Month End Pool Balance                         106,693,298.71

Section IV.  Distribution Calculations

A.   Servicing Fee

i.   Servicing Fee Rate
     a.  Prime Receivable @ 1.00%                        55,761.45
     b.  Non-prime Receivables @ 1.50%                   48,247.42
     c.  Sub-prime Receivables @ 2.00%                    9,852.23
     d.  Total Servicing Fee                            113,861.10
     e.  Total Receivables @ 1.25%                      116,065.64
ii.  Base Servicing Fee (less of id. and ie.)           113,861.10
iii. Previous Servicing Fee Shortfall                         0.00
iv.  Excess Servicing Fee                                     0.00
v.   Previous Excess Servicing Fee Shortfall                  0.00
vi.  Total Excess Servicing Fee                               0.00
vii. Supplemental Servicing Fee                          55,699.95
viii.Supplemental Servicing Fee Shortfall                     0.00
ix.  Total Supplemental Servicing Fee                    55,699.95

B.   Surety Fee

i.   Surety Fee Rate                                         0.15%
ii.  Base Surety Fee                                     13,927.88
iii. Previous Surety Fee Shortfall                            0.00
iv.  Total Surety Fee Due                                13,927.88



C.   Bond Interest
                                                                                                 Accrued
                                  Bond                                            Previous     Interest on
                                Interest      Number of Days       Current        Interest       Interest      Total Bond
                                  Rate        in Period           Interest        Shortfall      Shortfall    Interest Due
                             ---------------------------------------------------------------------------------------------

i.   Class A-1 Notes             5.50%               30          408,049.64         0.00          0.00         408,049.64
ii.  Class A-2 Notes             5.65%               30          105,438.42         0.00          0.00         105,438.42
iii. Total                       5.58%               30          513,488.06         0.00          0.00         513,488.06



Section IV Distribution Calculations

D.   Bond Principal

i.   Beginning Note Balance                         111,423,012.24
ii.  Current Pool Balance                           106,693,298.71
iii. Principal Distributable Amount                   4,729,713.53

E.   Total Required Distributions                       641,277.04
F.   Total Available Funds                            5,779,836.99
G.   Required Distribution Shortfall                          0.00
H.   Cash Available in Spread Account                 2,627,890.00
I.   Reserve Account Draw                                     0.00
J.   Payment Provider Commitment                      4,057,490.73
K.   Payment Provider Required Payment Amount                 0.00
L.   Surety Draw                                              0.00
M.   Insurer Optional Deposit                                 0.00
N.   Total Cash Available for Distributions           5,779,836.99





Section V.  Waterfall for Distributions

A.   Total Available Funds                            5,779,836.99

                                                                                                  Remaining
                                                   Amount           Amount                          Amount
                                                    Due              Paid          Shortfall    Available for
                                                                                                 Distribution
                                               ----------------------------------------------------------------
B.  Servicing Fee                                  113,861.10         113,861.10       0.00       5,665,975.89
C.  Surety Fee                                      13,927.88          13,927.88       0.00       5,652,048.02
D.  Note Interest                                  513,488.06         513,488.06       0.00       5,138,559.96
E.  Principal Distributable Amount               4,729,713.53       4,729,713.53       0.00         408,846.43
F.  Interest on Unreimbursed Surety Draws                0.00               0.00       0.00         408,846.43
G.  Reimbursement of Previous Surety Draws
      and Insurer Optional Deposits                      0.00               0.00       0.00         408,846.43
H.  Reserve Deposit                                      0.00               0.00       0.00         408,846.43
I.  Payment of Excess Servicing Fee                      0.00               0.00       0.00         408,846.43
J.  Deposit to Certificate Distribution Account    408,846.43         408,846.43       0.00               0.00


Section VI.  Bond Reconciliation
                               Beginning          Principal       Ending          Interest      Interest      Interest
                                Balance              Paid         Balance            Due          Paid        Shortfall
                             ---------------------------------------------------------------------------------------------

A.  Class A-1 Notes            89,029,012.24      4,729,713.53    84,299,298.71    408,049.64     408,049.64     0.00
B.  Class A-2 Notes            22,394,000.00              0.00    22,394,000.00    105,438.42     105,438.42     0.00
C.  Total                     111,423,012.24      4,729,713.53   106,693,298.71    513,488.06     513,488.06     0.00


Section VII.  Spread Account Reconciliation

A.  Net Yield Calculations
     i.  Current Month                                  4.73%
     ii.  Previous Month                                1.39%
     iii. Second Previous Month                         3.59%
     iv. Three-Month Average                            3.22%
     v.  Previous Three Month Average                   3.37%
     vi. Second Previous Three Month Average            4.29%
B.  Has Net Yield Trigger Event Occurred and
      Is It Continuing?                                    NO
C.  Has Spread Account Deposit Event Occurred
      (clauses (i) through (iv) or (iv))?                  NO
D.  Has Spread Account Deposit Event Occurred
      (clause (v))?                                        NO
E.  Cash Required to be on Deposit in Spread
       Account                                   2,627,890.00
F.  Combined Spread Account and Payment
       Provider Commitment Required              6,401,597.92


D.  Allocations, Deposits and Reductions of the Spread                                             Cash on           Payment
       Account and the Payment Provider Commitment                                                Deposit in         Provider
                                                                  Amount Due    Amount Paid     Spread Account      Commitment
                                                                ------------------------------------------------------------------
i.   Beginning Balance                                                          2,627,890.00     4,057,490.73
ii.  Deposit of Payment Provider Commitment into Spread
       Account upon Spread Account Deposit Event (i-iv or vi)        0.00       0.00             2,627,890.00       4,057,490.73
iii. Deposit of Payment Provider Commitment into Spread
       Account upon Spread Account Deposit Event (v)                 0.00       0.00             2,627,890.00       4,057,490.73
iv.  Deposit to Spread Account from Waterfall                                   2,627,890.00     4,057,490.73
v.   Deposit to Spread Account from Supplemental Servicing Fee       0.00       0.00             2,627,890.00       4,057,490.73
vi.  Deposit to Spread Account from Excess Servicing Fee             0.00       0.00             2,627,890.00       4,057,490.73
vii. Release from Spread Account when Net Yield Trigger
       Event Has Not Occurred or Has Been Deemed Cured               0.00       0.00             2,627,890.00       4,057,490.73
viii.Release from Spread Account when Net Yield Trigger
       Event Has Occurred and Has Not Been Deemed Cured              0.00       0.00             2,627,890.00       4,057,490.73
ix.  Reduction of Payment Provider Commitment when Net Yield
       Trigger Event Not Occurred or Deemed Cured                    0.00       283,782.81        2,627,890.00       3,773,707.92
x.   Withdrawal from Spread Account and/or Payment Provider
       Commitment for Insurer Optional Deposit                       0.00       0.00             2,627,890.00       3,773,707.92
xi.  Reduction of Payment Provider Commitment when Net Yield
       Trigger Event Has Occurred and Not Deemed Cured               0.00       0.00             2,627,890.00       3,773,707.92

Section VIII.  Surety Bond Reconciliation

A.   Previously Unreimbursed Surety Bond Draws            0.00
B.   Interest Rate on Outstanding Draws (PRIME +1%)       8.75
C.   Current Interest Accrued on Previously
       Outstanding Draws                                  0.00
D.   Interest Paid on Unreimbursed Surety Draws           0.00
E.   New Surety Bond Draws                                0.00
F.   Reimbursement of Previous Surety Draws               0.00
G.   Unreimbursed Surety Draws                            0.00
H.   Previous Unreimbursed Insurer Optional
       Deposits                                           0.00
I.   New Insurer Optional Deposit                         0.00
J.   Reimbursement of Previous Insurer
       Optional Deposits                                  0.00
K.   Unreimbursed Insurer Optional Deposits               0.00


Section IX.  Historical Portfolio Performance

                             Previous                          Previous                        Current
                              Period       Current Period       Period        Current          Period
                            Cumulative      Charge-Offs       Cumulative   Period Losses      Prepayment
                           Charge Offs                          Losses                          Speed
                          -------------------------------------------------------------------------------

i.   Prime                   94,042.83         24,167.57       41,886.62     11,673.79         1.5079%
ii.  Non-Prime              247,060.18        108,307.59      158,917.85     69,527.60         1.3899%
iii. Sub-Prime               61,182.64         23,620.41       37,710.86     15,150.01         1.5759%
iv.  Total Portfolio        402,285.65        156,095.57      238,515.33     96,351.40         1.5472%


--------------------------                 -------------------------------------
Harold E. Miller, Jr.                      Ronald L. Burrows
Executive V.P., C.O.O                      Vice President